================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         POWERWAVE TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                 [LOGO OF POWERWAVE TECHNOLOGIES APPEARS HERE]

                         POWERWAVE TECHNOLOGIES, INC.
                               2026 McGaw Avenue
                           Irvine, California 92614

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held September 20, 1999

To Our Shareholders:

     The Annual Meeting of Shareholders of Powerwave Technologies, Inc. (the "Company") will be held at the Orange County Airport Hilton, 18800 MacArthur Boulevard, Irvine, California, 92612 on Monday, September 20, 1999 at 10:00 a.m., local time, for the following purposes:

          1. To elect seven directors to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified;

          2. To approve an amendment to the Company's 1996 Stock Incentive Plan to increase the number of shares of Common Stock issuable thereunder from 3,000,000 to 5,000,000;

          3. To ratify the appointment of Deloitte & Touche LLP as independent auditors;

          4. The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only shareholders of record at the close of business on August 11, 1999, (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. A list of shareholders as of the Record Date will be available during normal business hours for examination by any shareholder for any purpose germane to the Annual Meeting for a period of ten days prior to September 20, 1999, at the offices of the Company, 2026 McGaw Avenue, Irvine, California 92614.

     All shareholders are urged to attend the meeting in person or by proxy. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTPAID ENVELOPE. The proxy is revocable and will not affect your right to vote in person in the event you attend the Annual Meeting. You may revoke your proxy at any time before it is voted. If you receive more than one proxy card because your shares are registered in different names or at different addresses, please sign and return each proxy card so your shares will be represented at the Annual Meeting. In addition, if you plan to attend the Annual Meeting in person, please check the appropriate box so that we can ensure we have proper accommodations.

                                    By Order of the Board of Directors


                                    Kevin T. Michaels
                                    Vice President, Finance
                                    Chief Financial Officer
                                    and Secretary
Irvine, California
August 13, 1999

                         POWERWAVE TECHNOLOGIES, INC.

                        _______________________________

                                PROXY STATEMENT

                        _______________________________

                        ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held September 20, 1999

General Information

     This proxy statement contains information related to the solicitation of proxies by and on behalf of the Board of Directors of Powerwave Technologies, Inc. (the "Company") for use in connection with the Annual Meeting of Shareholders to be held on Monday, September 20, 1999, beginning at 10:00 a.m., local time, at the Orange County Airport Hilton, 18800 MacArthur Boulevard, Irvine, California 92612 and any and all adjournments or postponements thereof.

     The persons named as proxies were designated by the Board of Directors and are officers and/or directors of the Company. Any proxy may be revoked or superseded by executing a later proxy or by giving notice of revocation in writing to the Secretary prior to, or at, the Annual Meeting, or by the person who executed the proxy attending the Annual Meeting and voting in person. All proxies that are properly completed, signed and returned to the Company prior to the meeting, and not revoked, will be voted in accordance with the instruction given in the proxy. If a choice is not specified in the proxy, the proxy will be voted FOR the election of the director nominees listed below in Proposal 1 and FOR Proposals 2 and 3 described in the following pages.

     This Proxy Statement and the accompanying proxy are being mailed to shareholders on or about August 13, 1999. The cost of preparing, assembling and mailing the Notice of Annual Meeting of Shareholders, Proxy Statement and form of Proxy and the cost of soliciting proxies will be paid by the Company. The Company has retained Beacon Hill Partners, Inc. to handle the proxy solicitation for a fee of approximately $4,500, plus reasonable out of pocket expenses. Proxies may be solicited by personal interview, mail and telephone. Beacon Hill Partners, Inc. has contacted brokerage houses, other custodians and nominees to ask whether other persons are the beneficial owners of the shares that they hold in street name, and if that is the case, will supply additional copies of the proxy material for distribution to such beneficial owners. The Company will reimburse such parties for their reasonable expenses in sending proxy materials to the beneficial owners of the shares. In addition, some of the officers, directors and employees of the Company may solicit proxies personally, by telephone or fax.

Voting at the Meeting

     The shares of Common Stock constitute the only class of securities of the Company entitled to notice of, to attend and to vote at, the Annual Meeting. Only shareholders of record at the close of business on August 11, 1999, will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. As of August 11, 1999, there were 19,963,709 shares of Common Stock issued and outstanding, each share being entitled to one vote on each matter to be voted upon. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on August 11, 1999 will constitute a quorum.

     Votes at the Annual Meeting, including those cast in person or by proxy, will be tabulated by the Inspector of Elections appointed by the Board of Directors. Abstentions and brokers non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, and each is tabulated separately. Abstentions will be treated as shares present and entitled to vote for purposes of any matter for which a majority of shares present are required for passage and, accordingly, will have the effect of votes against such matters. With respect to shares relating to any proxy as to which a broker non-vote is indicated on a matter, those shares will not be considered present and entitled to vote with respect to any such matter and, accordingly will have no effect on any matter for which a majority of shares present are required for passage. Abstentions or non-votes or other failures to vote will have no such effect in the election of directors, who will be elected by a plurality of the affirmative votes cast. With respect to any matter brought before the Annual

Meeting requiring the affirmative vote of a majority or other proportion of the outstanding shares, an abstention or non-vote will have the same effect as a vote against the matter being voted upon.

Security Ownership of Certain Beneficial Owners, Directors and Executive
Officers

     The following table sets forth information concerning the ownership of the Company's outstanding Common Stock as of August 8, 1999, except as otherwise noted, by persons who are directors, Named Executive Officers (as defined under the heading "Summary Compensation"), nominees or persons known to the Company to be beneficial owners of five percent or more of its outstanding Common Stock. The table also includes the stock ownership of all directors and Named Executive Officers of the Company as a group.

                                              Number of Shares      Percentage of Shares
Name and Address of Beneficial Owner       Beneficially Owned (1)      Outstanding (1)
------------------------------------       ----------------------   --------------------
Alfonso G. Cordero (2)...................         1,058,226                 5.3%
Stephen C. Cooper........................                 -                   -
Bruce C. Edwards (3).....................           375,000                 1.9%
Kevin T. Michaels (4)....................            42,023                   *
Anthony J. Zuanich (5)...................            32,250                   *
John L. Clendenin (6)....................            17,791                   *
Gregory M. Avis..........................                 -                   -
David L. George  (7).....................            16,375                   *
Eugene L. Goda  (8)......................            19,375                   *
Andrew J. Sukawaty (9)...................            10,625                   *
All Executive Officers and Directors
as a Group (10 persons) (10).............         1,571,665                 7.8%

* Less than 1%
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days of August 8, 1999, are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person. As of August 8, 1999, the Company had a total of 19,963,052 shares of Common Stock issued and outstanding. Except as indicated by footnote and subject to community property laws where applicable, to the knowledge of the Company, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown to be beneficially owned by them.
(2) Includes 22,500 shares owned by Mr. Cordero's spouse. Mr. Cordero disclaims beneficial ownership of such shares. Also includes 410,060 shares subject to redemption by the Company for shares of Common Stock issued by the Company in excess of 1,095,000 pursuant to the exercise of stock options under the 1995 Stock Option Plan. See "Transactions with Management and Others".
(3) Includes options exercisable for 75,000 shares within 60 days of August 8, 1999.
(4) Includes options exercisable for 41,125 shares within 60 days of August 8, 1999.
(5) Includes options exercisable for 31,250 shares within 60 days of August 8, 1999.
(6) Includes options exercisable for 14,791 shares within 60 days of August 8, 1999.
(7) Consists of options exercisable for 16,375 shares within 60 days of August 8, 1999.
(8) Consists of options exercisable for 19,375 shares within 60 days of August 8, 1999.
(9) Consists of options exercisable for 10,625 shares within 60 days of August 8, 1999.
(10) Includes 410,060 shares subject to redemption by the Company (see note 2) and options exercisable for 208,541 shares within 60 days of August 8, 1999 (see notes 3, 4, 5, 6, 7, 8 and 9).

                                   Proposal 1

                             ELECTION OF DIRECTORS

     Seven directors will be elected at the Annual Meeting. The number of directors fixed by the bylaws of the Company are nine, however, the Company has only identified, and is only nominating seven directors. Proxies cannot be voted for more than seven director nominees. Each director elected at the Annual Meeting will hold office until the next annual meeting of shareholders or until their successor is duly elected and qualified. Unless authority to vote for directors has been withheld in the proxy, the persons named in the enclosed proxy intend to vote at the Annual Meeting for the election of the seven nominees presented below. Persons named as proxies may not vote for the election of any person to the office of director for which a bona fide nominee is not named in the Proxy Statement. All nominees have consented to serve as a director for the ensuing year. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named in the enclosed proxy will vote for any substitute nominee designated by the Board of Directors. The nominees receiving a plurality of the affirmative votes will be elected. All the nominees are currently serving as directors of the Company. The term of office of each of the current directors expires on the date of the Annual Meeting.

     The names and certain information concerning the persons to be nominated as directors by the Board of Directors at the Annual Meeting are set forth below. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE
                                                 ---
NOMINEES NAMED BELOW.

     Gregory M. Avis, 40, has been a member of the Company's Board of Directors since October 1995. Mr. Avis has been a managing partner of Summit Partners, a venture capital investment firm, since January 1990. Mr. Avis also serves on the Board of Directors of Extended Systems, Inc. and Splash Technology Holdings, Inc.

     John L. Clendenin, 65, has been non-executive Chairman of the Company's Board of Directors since January 3, 1999 and has been a member of the Company's Board of Directors since May 1998. Mr. Clendenin is a Chairman Emeritus of BellSouth Corporation, a telecommunications holding company. He served as Chairman of the Board of BellSouth until December 31, 1997 and as President and Chief Executive Officer from 1984 until his retirement at the end of 1996. Prior to BellSouth, Mr. Clendenin was President of Southern Bell from April 1981 to December 1983. He also serves on the Board of Directors of Coca-Cola Enterprises, Inc., Equifax Inc., National Service Industries, Inc., Nabisco Group Holdings, The Kroger Company, Springs Industries, Inc., The Home Depot, Inc. and Wachovia Corporation.

     Alfonso G. Cordero, 58, is one of the founders of the Company and has served as a director since the Company's inception. From June 1985 to January 1996, Mr. Cordero served as Chief Executive Officer of the Company and from January 1996 to January 1999 served as Chairman of the Company. Mr. Cordero is currently Chairman Emeritus of the Company and continues to serve as a non-employee director of the Company. Mr. Cordero also serves on the Board of Directors of ComSpace Corporation, formerly known as Unique Technologies, International, L.L.C.

     Bruce C. Edwards, 45, joined the Company in February 1996 as President and Chief Executive Officer and Director. Mr. Edwards was Executive Vice President, Chief Financial Officer and Director of AST Research, Inc., a personal computer company, from July 1994 to December 1995 and Senior Vice President, Finance and Chief Financial Officer of AST Research, Inc. from March 1988 to July 1994. Mr. Edwards currently serves on the Board of Directors of Diamond Multimedia Systems, Inc., HMT Technology Corporation and Metawave Communications Corporation.

     David L. George, 46, has been a member of the Company's Board of Directors since November 1995. Mr. George is a founder and has served as Executive Vice President and Chief Technical Officer of ComSpace Corporation, formerly known as Unique Technologies International, L.L.C., since February 1994. Mr. George also serves on the Board of Directors of ComSpace Corporation. From November 1983 to February 1994, Mr. George served as Vice President, Director of Operations, Commercial Division of Uniden America.

     Eugene L. Goda, 63, has been a member of the Company's Board of Directors since November 1995. Since June 1997, Mr. Goda has served as Chairman of the Board, President and Chief Executive Officer of Objectshare

Inc., formerly known as Park Place Digitalk, a software company. From October 1991 to October 1995, Mr. Goda served as Chief Executive Officer of Simulation Sciences, Inc., a software company. From July 1989 to September 1991, he served as Chief Executive Officer of Meridian Software Systems.

     Andrew J. Sukawaty, 44, has been a member of the Company's Board of Directors since May 1998. Mr. Sukawaty has served as Chief Executive Officer of Sprint PCS since September 1996. Since November 1998, Mr. Sukawaty has also served as President and Chief Executive Officer of the PCS Group of Sprint Corporation. Prior to joining Sprint PCS, Mr. Sukawaty was Chief Executive Officer of NTL Limited, a British diversified broadcast transmission and communications company, since 1994. From 1989 to 1994, he was Chief Operating Officer of Mercury One-2-One, a PCS service provider in the United Kingdom. Prior to 1989, Mr. Sukawaty held various positions with US WEST, Inc., a telecommunications holding company.

Board Committees, Attendance at Meetings and Compensation

     The Audit Committee of the Board of Directors for the fiscal year ended January 3, 1999 consisted of Messrs. Avis and George. The Audit Committee recommends to the Board of Directors the independent public accountants to be selected to audit the Company's annual financial statements and approves any special assignments given to such accountants. The Audit Committee also reviews the planned scope of the annual audit and the independent accountants' letter of comments and management's response thereto, any major accounting changes made or contemplated and the effectiveness and efficiency of the Company's internal accounting staff. The Audit Committee held one meeting during the fiscal year ended January 3, 1999.

     The Compensation Committee for the fiscal year ended January 3, 1999 consisted of Messrs. Goda, Clendenin and Sukawaty. The Compensation Committee establishes remuneration levels for executive officers of the Company, reviews management organization and development, and reviews executive compensation and significant employee benefit programs. The Compensation Committee held one meeting during the fiscal year ended January 3, 1999. The Board of Directors does not have a standing nominating committee.

     For fiscal 1998, the Company's non-employee directors, other than Gregory
M. Avis who waived his fees, received a retainer fee of $20,000 per year payable in quarterly installments and $1,000 per meeting attended (excluding phone meetings) of the Board of Directors. The non-executive Chairman of the Board of Directors receives an additional retainer fee of $20,000 per year payable in quarterly installments. Directors of the Company who are also employees receive no additional compensation for their services as a director.

     Effective December 5, 1998, each of the non-employee directors and non-affiliated directors (Messrs. Clendenin, George, Goda and Sukawaty) were granted an option to purchase 5,000 shares of Common Stock at an exercise price of $12.4375 per share under the 1996 Director Stock Option Plan. Upon their appointment as directors in May of 1998, Mr. Clendenin and Mr. Sukawaty were each granted an option to purchase 30,000 shares of Common Stock at an exercise price of $18.125 per share. On December 2, 1998, Mr. Clendenin was granted an option to purchase 20,000 shares of Common Stock at an exercise price of $11.875 per share, in relation to his appointment as non-executive Chairman of the Board of Directors, which became effective January 3, 1999.

     The Board of Directors held ten meetings during the fiscal year ended January 3, 1999. Each director attended at least 75% of all meetings of the Board of Directors, with the exception of Messrs. Avis and Sukawaty, and each director attended all committee meetings on which that director served.

1996 Director Stock Option Plan

     The Company's 1996 Director Stock Option Plan (the "Director Plan"), became effective December 5, 1996, and was amended in August 1998 to increase the number of shares of Common Stock available for issuance under the plan from 200,000 to 400,000. The Director Plan provides that each member of the Company's Board of Directors who is not an employee or paid consultant of the Company automatically will be eligible to receive options to purchase stock under the Director Plan. Pursuant to the terms of the Director Plan, each director elected after December 5, 1996 will be granted an initial option under the plan covering 30,000 shares of Common Stock, which option shall vest at the rate of 25% on the first anniversary of the grant date and the remaining 75% shall vest in equal monthly installments over the following three years. Furthermore, on December 5, 1996 and on each anniversary date thereof, each director who shall have been an eligible participant under the Director Plan for at least six (6) months shall be granted an annual option under the Director Plan to purchase 5,000 shares of Common Stock. There are 110,000 options outstanding under the Director Plan as of August 8, 1999 at a weighted average exercise price of $17.19 per share.


                                  Proposal 2

APPROVAL OF AN AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER
   OF SHARES OF COMMON STOCK ISSUABLE THEREUNDER FROM 3,000,000 TO 5,000,000

The Board of Directors recommends a vote FOR the amendment to the 1996 Stock Incentive Plan.

     In July 1999, the Board of Directors, subject to the approval of the shareholders, adopted an amendment to the Company's 1996 Stock Incentive Plan (the "1996 Plan") to increase the number of shares of Common Stock authorized for issuance under the 1996 Plan by 2,000,000, thereby increasing the total number of shares of Common Stock authorized for issuance under the 1996 Plan from 3,000,000 to 5,000,000. As of August 8, 1999, there were 966,523 shares of Common Stock available for issuance under the 1996 Plan. The 1996 Plan, as amended, was originally approved by the Company's shareholders in 1996. The purposes of the 1996 Plan are to attract and retain the best available personnel for positions of substantial responsibility with the Company and to provide participants with additional incentives in the form of options to purchase the Company's Common Stock which will encourage them to acquire a proprietary interest in, and to align their financial interests with those of the Company and its shareholders.

     The 1996 Plan provides for the granting of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, nonstatutory options and restricted stock grants to directors, officers, employees and consultants of the Company, except that incentive stock options may not be granted to non-employee directors or consultants. The 1996 Plan is administered by the Compensation Committee of the Board of Directors, which has sole discretion and authority, consistent with the provisions of the 1996 Plan, to determine which eligible participants will receive options, the time when options will be granted, the terms of options granted and the number of shares which will be subject to options granted under the 1996 Plan.

     Approval of the amendment to the 1996 Plan to increase the number of shares issuable thereunder will require the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock present or represented and voting at the Annual Meeting.

     Any shareholder may obtain a copy of the 1996 Plan by writing to Powerwave Technologies, Inc., 2026 McGaw Avenue, Irvine, California 92614, Attention:
Corporate Secretary.


                                  Proposal 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors recommends a vote FOR the proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the 1999 fiscal year.

     The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed the independent accounting firm of Deloitte and Touche LLP, certified public accountants, to audit the accounts of Powerwave Technologies, Inc. and its subsidiaries for the 1999 fiscal year. Deloitte and Touche LLP has audited the accounts and records of Powerwave Technologies, Inc., and its subsidiaries since 1995. If the shareholders do not ratify the appointment of Deloitte & Touche LLP, the Board will reconsider the appointment of independent public accountants.

     Representatives of Deloitte and Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will also be available to respond to appropriate questions.

Executive Officers

     The following table sets forth certain information regarding the Company's executive officers:

      Name                Position
      ----                --------
Bruce C. Edwards.....  President, Chief Executive Officer and Director
Stephen C. Cooper....  Executive Vice President, Operations
Kevin T. Michaels....  Vice President, Finance, Chief Financial Officer and Secretary
Anthony J. Zuanich...  Senior Vice President, Sales and Marketing

     Bruce C. Edwards, 45, joined the Company in February 1996 as President and Chief Executive Officer and Director. Mr. Edwards was Executive Vice President, Chief Financial Officer and Director of AST Research, Inc., a personal computer company, from July 1994 to December 1995 and Senior Vice President, Finance and Chief Financial Officer of AST Research, Inc. from March 1988 to July 1994. Mr. Edwards currently serves on the Board of Directors of Diamond Multimedia Systems, Inc., HMT Technology Corporation and Metawave Communications Corporation.

     Stephen C. Cooper, 50, joined the Company in February 1999 as Executive Vice President, Operations. Prior to joining the Company, Mr. Cooper worked for Hewlett Packard Company for the past 25 years in a variety of management positions in the United States and Asia. Most recently, Mr. Cooper was the Operations Manager for the Hewlett Packard Power Amplifier business in Folsom, California which was acquired by Powerwave in October 1998.

     Kevin T. Michaels, 40, joined the Company in June 1996 as Vice President, Finance and Chief Financial Officer and was appointed Secretary in June 1996. Prior to joining the Company, Mr. Michaels worked for AST Research, Inc. for eight years, most recently as Vice President, Treasurer from October 1995 to June 1996. From July 1991 to October 1995 Mr. Michaels was Treasurer of AST Research, Inc. and from June 1988 to June 1991, he was Assistant Treasurer.

     Anthony J. Zuanich, 55, joined the Company in June 1998 as Senior Vice President, Sales and Marketing. Prior to joining the Company, Mr. Zuanich was employed at Gregory Associates as Senior Vice President, Global Sales and Marketing from July 1995 to December 1997. From December 1973 to October 1994, Mr. Zuanich held various executive positions at Triad Systems Corporation, an integrated computer systems manufacturer.

Summary Compensation

     The following table sets forth summary information concerning compensation paid by, or accrued for services rendered to, the Company in all capacities during the past three fiscal years to the Company's Chief Executive Officer and to each of the three additional officers whose salary and bonus exceeded $100,000 (the "Named Executive Officers").

                          Summary Compensation Table
                          --------------------------

                                                                             Long-term
                                                                            Compensation
                                                          Annual            ------------
                                                       Compensation            Awards
                                                   ---------------------    ------------      All Other
       Name and Principal Position          Year   Salary ($)   Bonus ($)    Options (#)   Compensation ($)
----------------------------------------    ----   ----------   ---------   ------------   ----------------
Alfonso G. Cordero.......................   1998     102,066            -             -         34,758(1)
 Chairman Emeritus and Director (2)         1997      85,000      430,000             -         39,813
                                            1996      85,000      250,000             -         12,691

Bruce C. Edwards (3).....................   1998     179,230            -        75,000          3,474(4)
 President and Chief Executive Officer      1997     135,000      375,000             -         15,400
                                            1996     114,230      175,000       450,000            208

Kevin T. Michaels (5)....................   1998     124,230            -        50,000          5,289(6)
 Vice President, Finance,                   1997      99,231       90,000             -         13,943
 Chief Financial Officer and Secretary      1996      48,642       40,000        90,000          1,083

Anthony J. Zuanich(7)....................   1998      94,230            -       100,000        121,177(8)
 Senior Vice President, Sales and           1997           -            -             -              -
 Marketing                                  1996           -            -             -              -

-------------------

(1) Included in this amount is the Company's 401(k) plan matching contribution of $1,456, health care coverage of $1,898, life insurance premiums of $17,779 and $13,625 of automobile expenses.
(2) Mr. Cordero retired as Chairman of the Board of Directors effective January 3, 1999.
(3) Bruce Edwards joined the Company as President and Chief Executive Officer in February 1996.
(4) Included in this amount is the Company's 401(k) plan matching contribution of $2,000 and health care coverage of $1,474.
(5) Kevin Michaels joined the company as Vice President, Finance and Chief Financial Officer in June 1996.
(6) Included in this amount is the Company's 401(k) plan matching contribution of $2,000 and health care coverage of $3,289.
(7) Anthony Zuanich joined the Company as Senior Vice President, Sales and Marketing in June of 1998 at a base salary of $175,000 and an annual commission of $75,000.
(8) Includes $40,385 of annual commission, $80,000 of relocation expenses and health care coverage of $792.

Option Grants in Last Fiscal Year

     The following table sets forth certain information concerning grants of options to each of the Company's Named Executive Officers during the fiscal year ended January 3, 1999. In addition, in accordance with the rules and regulations of the Securities and Exchange Commission, the following table sets forth the hypothetical gains that would exist for the options based on the assumption that the stock price were to appreciate annually by 5% and 10%, respectively. The rates do not represent the Company's estimate or projection of future Common Stock prices and no assurance can be given that the share price will appreciate at the rates shown in the table.

                       Option Grants During Fiscal 1998

                                                                           Potential Realizable Value
                       Number of     % of Total                              at Assumed Annual Rates
                      Securities       Options                             of Stock Price Appreciation
                      Underlying     Granted to     Exercise                     for Option Term
                        Options     Employees in      Price    Expiration  ---------------------------
      Name            Granted (#)  Fiscal Year (1)  ($/Share)   Date (2)       5%              10%
  ------------        -----------  ---------------  ---------  ----------  -----------     -----------
Bruce C. Edwards          75,000        4.62%         $13.750    02/10/08     648,548       1,643,547
Kevin T. Michaels         50,000        3.08%         $13.750    02/10/08     432,365       1,095,698
Anthony J. Zuanich       100,000        6.16%         $17.875    06/01/08   1,124,149       2,848,815

(1) Options to purchase an aggregate of 1,624,050 shares of Common Stock were granted to employees, including the Named Executive Officers, during the fiscal year ended January 3, 1999.
(2) Options granted have a term of 10 years, subject to earlier termination in certain events related to termination of employment.

Aggregated Option Exercises in Last Fiscal Year and Year End Value Table

     The following table sets forth certain information concerning the exercise of options by each of the Company's Named Executive Officers during the fiscal year ended January 3, 1999, including the aggregate value of gains on the date of exercise. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options as of January 3, 1999. Also reported are the values for "in the money" options which represent the positive spread between the exercise prices of any such existing stock options and the fiscal year end price of common stock.

                Aggregated Option Exercises during Fiscal 1998
                     and Option Values at January 3, 1999

                                                    Number of Securities             Value of
                                                   underlying unexercised     Unexercised In-the-Money
                        Shares                      Options at 01/03/99        Options at 01/03/99 (2)
                       Acquired       Value      --------------------------  --------------------------
      Name            on Exercise  Realized (1)  Exercisable  Unexercisable  Exercisable  Unexercisable
    --------          -----------  ------------  -----------  -------------  -----------  -------------
Bruce C. Edwards         178,125    $1,019,137        37,500       196,875     $598,437     $2,310,546
Kevin T. Michaels              -             -        31,250        83,750     $436,198     $  714,844
Anthony J. Zuanich             -             -             -       100,000            -     $   75,000

(1)  Market value on the date of exercise of shares, less option exercise price.
(2) In accordance with the Securities and Exchange Commission's rules, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, fair market value per share is deemed to be $18.625, the closing common stock price reported by Nasdaq on December 31, 1998.

Compensation Committee Interlocks and Insider Participation

     During fiscal 1998, the Compensation Committee consisted of John L. Clendenin, Eugene L. Goda and Andrew J. Sukawaty, none of whom served as an employee of the Company.

Transactions with Management and Others

     David L. George, a member of the Board of Directors of the Company, is an Executive Vice President and Director of ComSpace Corporation. Alfonso G. Cordero, a director and Chairman Emeritus of the Company, is also a member of the Board of Directors of ComSpace Corporation. During fiscal 1997, ComSpace Corporation was a customer of the Company and purchased products from the Company on terms which management believes were no less favorable than could otherwise be obtained from unaffiliated third parties. Sales to ComSpace Corporation were $0 in fiscal 1998 and less than $35,000 in fiscal 1997.

     Pursuant to a Stockholders' Agreement dated October 10, 1995, as amended, the Company and its then existing shareholders (the "Founders") agreed that the Company would redeem from the Founders, on a pro rata basis, an equal number of shares of Common Stock for each share of Common Stock in excess of 1,095,000 issued by the Company upon the exercise of Company stock options granted under the 1995 Stock Option Plan ("the 1995 Plan") at a redemption price equal to the exercise price for such option. Up to 1,938,615 shares of the Company's Common Stock were reserved for issuance under the 1995 Plan. Effective December 5, 1996, those certain shareholders and the Company agreed that this share redemption agreement applies only to the exercise of options to purchase a total of 843,615 shares of the Company's Common Stock. In connection with entering into the Stockholders' Agreement, the Company amended the 1995 Plan to provide that all option grants in excess of 1,050,000 are subject to the approval of Alfonso G. Cordero and to give Mr. Cordero the right to terminate the granting of additional option grants under the 1995 Plan. As of August 8, 1999, a total of 1,276,680 options have been exercised under the 1995 Plan and there were 661,039 options outstanding under the 1995 Plan.

     The Company leases its main operating facility located at 2026 McGaw Avenue, Irvine, California, from CNH, LLC, a California limited liability company owned by the holders of approximately 11% of the Company's Common Stock outstanding as of January 3, 1999, including Mr. Alfonso G. Cordero. The lease expires on July 15, 2006. Total rent paid in fiscal 1998 to CNH, LLC was $714,810. The Company has also entered into a lease agreement with CNH, LLC, for a facility which is currently under construction at 2008 McGaw Avenue, Irvine, California, which is adjacent to the Company's main operating facility. This new facility is expected to be available in October 1999. The Company also leases additional parking spaces from CNH, LLC.

     On April 28, 1998 the Company purchased $2.5 million of 13.75% Senior Secured Bridge Notes due April 28, 2000 (the "Notes") from Metawave Communications Corporation in a private offering. The total amount raised in the offering was $29.0 million. The Notes initially accrued interest at a rate of 13.75% per annum and interest was payable semi-annually. The Notes contained provisions to increase the rate of interest during the life of the Notes if the Notes were not repaid prior to maturity. The Notes were secured by certain assets of Metawave Communications Corporation and were redeemed in full on April 28, 1999. Upon the redemption of the Notes, the Company received related warrants for shares of Metawave Communications Corporation Series D Preferred Stock. For fiscal 1998, Metawave Communications Corporation accounted for approximately 8% of the Company's revenues. The President of the Company joined the Board of Directors of Metawave Communications Corporation in May 1998.

     In June 1997, the Company entered into an agreement to purchase 45% of the capital stock of Teletransfer, S.A. de C.V., ("Teletransfer") a private Mexican company operating several two-way dispatch radio services in Mexico. The Company invested a total of $600,000 for its 45% interest in the Teletransfer. Due to ongoing operating losses at Teletransfer since 1997, the Company has expensed the majority of its investment in Teletransfer. Beginning in 1998, the Company undertook efforts to sell its investment in Teletransfer. In June 1999, the Company sold its entire investment in Teletransfer to Mr. Alfonso G. Cordero for $300,000. Pursuant to the terms of the sale agreement, if within eighteen
(18) months of the sale Mr. Cordero is able to sell the investment in Teletransfer at a price greater than $300,000, Mr. Cordero will pay to the Company the amount the investment is sold for greater than $300,000 up to a maximum additional amount of $300,000.

     The Company has entered into indemnification agreements with its directors, certain executive officers and certain affiliated entities. Such agreements require the Company to indemnify such individuals to the fullest extent permitted by Delaware law.

     The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could otherwise be obtained from unaffiliated third parties.

1995 Stock Option Plan

     The Company's 1995 Stock Option Plan (the "1995 Plan"), as amended, permits executive personnel, key employees and non-employee members of the Board of Directors of the Company to participate in ownership of the Company. The 1995 Plan is administered by the Compensation Committee of the Company's Board of Directors. Each option agreement includes a provision requiring the Optionee to consent to the terms of the agreement. The 1995 Plan provides for the grant of nonstatutory stock options under the applicable provisions of the Internal Revenue Code. The option price per share may not be less than 85% of the fair market value of a share of Common Stock on the grant date as determined by the closing price of the Company's Common Stock as reported by Nasdaq on the grant date. In addition, the exercise price may not be less than 110% of the fair market value of a share of Common Stock on the grant date for any individual possessing 10% or more of the voting power of all classes of stock of the Company. Options generally vest at the rate of 25% on the first anniversary date and 2% per month thereafter and expire no later than ten years after the grant date. Up to 1,938,615 shares of the Company's Common Stock were reserved for issuance under the 1995 Plan. Pursuant to the Stockholders' Agreement with the Company, certain shareholders of the Company have agreed that, once the Company has issued an initial 1,095,000 shares of Common Stock under the 1995 Stock Option Plan, any additional shares issued under the 1995 Plan upon an option exercise will be coupled with a pro rata redemption from those shareholders of an equal number of shares at a redemption price equaling the option exercise price. The Company and those certain shareholders have agreed that this share redemption agreement applies only to the exercise of options to purchase a total of 843,615 shares of the Company's Common Stock. See "Transactions with Management and Others." As of August 8, 1999, a total of 1,276,680 options have been exercised under the 1995 plan and there were 661,039 options outstanding under the 1995 Plan at a weighted average exercise price of $5.99 per share.

     The 1995 Plan provides that the 1995 Plan itself and all outstanding options shall terminate upon the occurrence of a consolidation or merger in which the Company is not the surviving corporation or the sale of substantially all of the Company's assets and certain other similar events, in each case unless the 1995 Plan is assumed by the successor corporation. In the event that an option holder's employment is terminated (other than for cause) within 180 days after any such transaction, such option holder's options shall become exercisable in full on the date of termination.

     The 1995 Plan provides that all option grants under the Plan in excess of 1,050,000 are subject to the approval of Alfonso G. Cordero. In addition, the granting of additional option grants under the 1995 Plan may be terminated at the discretion of Mr. Cordero.

1996 Stock Incentive Plan

     The Company's 1996 Stock Incentive Plan (the "1996 Plan"), as amended, became effective December 5, 1996, and was amended in August 1998 to increase the number of shares of Common Stock available for issuance under the plan from 1,500,000 to 3,000,000. The 1996 Plan currently covers an aggregate of 3,000,000 shares of Common Stock plus any shares which are or become available for grant under the 1995 Plan, and the Company is seeking to obtain the approval of the Company's shareholders to increase the number of shares issuable under the 1996 Plan from 3,000,000 to 5,000,000 (See "Proposal 2"). The 1996 Plan provides for the granting of "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonstatutory options and restricted stock grants to directors, officers, employees and consultants of the Company, except that incentive stock options may not be granted to non-employee directors or consultants. As of August 8, 1999, all of the options granted under the 1996 Plan have been nonstatutory options. The purpose of the 1996 Plan is to provide participants with incentives which will encourage them to acquire a proprietary interest in, and continue to provide services to, the Company. The 1996 Plan is administered by the Compensation Committee of the Board of Directors, which has sole discretion and authority, consistent with the provisions of the 1996 Plan, to determine which eligible participants will receive options, the time when options will be granted, the terms of options granted and the number of shares which will be subject to options granted under the 1996 Plan. As of August 8, 1999, a total of 111,796 options have been exercised under the 1996 Plan and there were 1,921,81 options outstanding under the 1996 Plan at a weighted average exercise price of $15.57 per share.

     In the event of a merger of the Company with or into another corporation, or a consolidation, acquisition of stock or assets or other change in control transaction involving the Company, each option becomes exercisable in full, unless such option is assumed by the successor corporation. In the event the transaction is not approved by a majority of the "Continuing Directors" (as defined in the 1996 Plan), each option becomes fully vested and exercisable in full immediately prior to the consummation of such transaction, whether or not assumed by the successor corporation. In addition, in the event that an option holder's employment by the Company is terminated (other than for cause) within 180 days after a change in control, such option holder's options become exercisable in full on the date of termination.

Employee Stock Purchase Plan

     On October 7, 1996, the shareholders of the Company approved the Employee Stock Purchase Plan (the "Purchase Plan"), which became effective on December 5, 1996. The Purchase Plan covers an aggregate of 500,000 shares of Common Stock. The Purchase Plan, which is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code, is implemented utilizing six-month offerings with purchases occurring at six month intervals. The Purchase Plan is administered by the Board of Directors. Employees are eligible to participate if they are employed by the Company for at least 20 hours per week and if they have been employed by the Company for at least 90 days. The Purchase Plan permits eligible employees to purchase Common Stock through payroll deductions, which may not exceed 20% of an employee's compensation. The price of Common Stock purchased under the Purchase Plan will be 85% of the lower of the fair market value of the Common Stock at the beginning of each six-month offering period or on the applicable purchase date. Employees may end their participation in any offering at any time during the offering period, and participation ends automatically on termination of employment. The Board may at any time amend or terminate the Purchase Plan, except that no such amendment or termination may adversely affect options previously granted under the Purchase Plan. A total of 156,259 shares of the Company's Common Stock have been purchased under the Purchase Plan as of August 8, 1999. At August 8, 1999 there were rights to purchase approximately 1,700 shares outstanding under the Purchase Plan and there were 343,741 shares available for purchase under the plan.

401(k) and Profit Sharing Plan

     The Company sponsors a Future Income Program Plan and Trust (the "401(k) Plan") covering the Company's full-time employees located in the United States. The 401(k) Plan is intended to qualify under Section 401(k) of the Code, so that contributions to the 401(k) Plan by employees or by the Company, and the investment earnings thereon, are not taxable to employees until withdrawn from the 401(k) Plan, and so that contributions by the Company, if any, will be deductible by the Company when made. Pursuant to the 401(k) Plan, employees may elect to reduce their current compensation by up to 15% of their base salary, subject to Internal Revenue Service limitations, and to have the amount of such reduction contributed to the 401(k) Plan.

     The 401(k) Plan provided for employer matching contributions up to a maximum of 20% of each eligible employee's annual contribution for the year ended January 3, 1999. For fiscal 1998, the Company contributed $157,054 to the plan as matching contributions.

     The 401(k) plan permits, but does not require, additional profit sharing contributions from the Company on behalf of eligible employees. Any profit sharing contribution is approved by the Board of Directors. There were no profit sharing contributions authorized for the year ended January 3, 1999.

Board Compensation Committee Report on Executive Compensation

     The Company's compensation policies applicable to its executive officers are administered by the Compensation Committee (the "Committee") of the Board of Directors. The Committee is made up of three non-employee directors. The Company's executive compensation programs are designed to attract, motivate and retain the executive talent needed to optimize shareholder value. The programs are designed to enhance shareholder value by aligning the financial interests of the executive officers of the Company with those of its shareholders.

Compensation Philosophy

     The Company's executive compensation programs are based on the belief that the interests of the executives should be closely aligned with the Company's shareholders. In support of this philosophy, a meaningful portion of each executive's compensation is placed at-risk and is linked to the accomplishment of specific results that are expected to lead to the creation of value for the Company's shareholders from both the short-term and long-term perspectives. With this pay-for-performance and shareholder alignment orientation, the Company's compensation policies and programs are designed to (1) attract, develop, reward and retain highly qualified and productive individuals; and (2) motivate executives to improve the overall performance and profitability of the Company.

     There are three primary components of executive compensation: base salary, the annual management bonus plan, and stock option grants. While the elements of compensation are considered separately, the Committee takes into account the total compensation package afforded by the Company to the individual executive.

     Base Salary. Salaries paid to executive officers (other than the Chairman and the Chief Executive Officer) are reviewed annually by the Chairman and the Chief Executive Officer based upon their assessment of the nature of the position and the contribution, experience and Company tenure of the executive officer. The Chairman and the Chief Executive Officer review all salary recommendations with the Committee. The Chairman reviews any salary recommendations for the Chief Executive Officer with the Committee, which then approves or disapproves such recommendations. The Committee, excluding the Chairman, reviews the salary of the Chairman and establishes the Chairman's salary based upon their assessment of the performance of the Chairman and his contribution to the Company.

     Annual Management Bonus. There were no management bonuses paid in fiscal 1998.

     Stock Options. Stock options are designed to align the interests of executives with those of the shareholders. Stock option grants may be made to executive officers when one of the following events occurs: upon initial employment, upon promotion to a new, higher level position that entails increased responsibilities and accountability, for the recognition of superior performance or as an incentive for continual service with the Company as well as continued superior performance. The Chairman or the Chief Executive Officer recommends the number of options to be granted, within a range associated with the individual executive's salary level, and presents this to the Committee and the entire Board of Directors for their review and approval. The Committee takes into account the total compensation offered to its executives when considering the number of options awarded. The Chief Executive Officer and the Chief Financial Officer comprise the members of the Company's Option Committee, and are empowered by the Board of Directors and the Committee to grant options to non-officer employees of the Company up to a grant amount of 20,000 shares per employee. All grants for employees of the Company in excess of this amount are submitted to the Committee for approval. All grants for officers of the Company are submitted to both the Committee and the entire Board of Directors for approval.

Policy Regarding Section 162(m) of the Internal Revenue Code

     The Committee has reviewed the Company's executive compensation plans to determine if revisions may be necessary due to provisions of Section 162(m) of the Internal Revenue Code which generally disallows a tax deduction to public corporations for compensation paid to any of the corporation's executive officers in excess of $1,000,000 during any fiscal year. It is the current policy of the Committee to preserve, to the extent reasonably possible, the Company's ability to obtain a corporate tax deduction for compensation paid to executive officers of the Company to the extent consistent with the best interests of the Company and its shareholders. The Committee is reviewing the Company's existing executive compensation plans and will propose changes, if necessary and reasonable, to ensure compliance with the provisions of Section 162(m) which allow performance-based compensation to be excluded from the deduction limits.

  The Compensation Committee of the Board of Directors:

  John L. Clendenin
  Eugene L. Goda
  Andrew J. Sukawaty

Market for Registrant's Common Equity and Related Shareholder Matters

  The Company's Common Stock is quoted on the Nasdaq National Market ("Nasdaq") under the symbol PWAV. Set forth below are the high and low sales prices as reported by Nasdaq for the Company's Common Stock for the periods indicated.

                                                          High           Low
                                                          ----           ---
  Fiscal Year 1996
     December 6, 1996 through December 29, 1996.......  $  16 1/4      $      11
  Fiscal Year 1997
     First Quarter Ended March 30, 1997...............  $      25      $      14
     Second Quarter Ended June 29, 1997...............  $  23 7/8      $  14 1/2
     Third Quarter Ended September 28, 1997...........  $  45 1/4      $  21 3/8
     Fourth Quarter Ended December 28, 1997...........  $      49      $  13 1/8
  Fiscal Year 1998
     First Quarter Ended March 29, 1998...............  $      20      $   9 1/8
     Second Quarter Ended June 28, 1998...............  $22 15/16      $  13 1/8
     Third Quarter Ended September 27, 1998...........  $      19      $   6 3/8
     Fourth Quarter Ended January 3, 1999.............  $      20      $   5 5/8
  Fiscal Year 1999
     First Quarter Ended April 4, 1999................  $ 31 3/16      $16 13/16
     Second Quarter Ended July 4, 1999................  $  36 7/8      $  21 5/8
     Third Quarter through August 11, 1999............  $ 39 3/16      $  30 3/8

  There were approximately 50 security holders of record as of August 11, 1999. The Company believes there are approximately 5,000 shareholders of the Company's Common Stock held in street name. The Company has not paid any dividends to date and does not anticipate paying any dividends on the Common Stock in the foreseeable future. The Company anticipates that all future earnings will be retained to finance future growth.

Stock Performance Comparison

  The following graph compares the cumulative total shareholder returns for the Company's Common Stock with the cumulative total return of the S&P 500 Index, and the S&P Communication Equipment Index. The presentation assumes $100 invested on December 5, 1996 in the Company's Common Stock, the S&P 500 Index and the S&P Communication Equipment Index with all dividends reinvested. No cash dividends were declared on the Company's Common Stock during this period. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

                        [PERFORMANCE GRAPH APPEARS HERE]

                             POWERWAVE                 S&P
Measurement Period           TECHNOLOGIES,   S&P 500   COMMUNICATIONS
(Fiscal Year Covered)        INC.            INDEX     EQUIPMENT
---------------------        -------------   -------   --------------
Measurement Pt-12/06/96        $100           $100         $100
FYE 12/96                      $130           $ 98         $ 99
FYE 12/97                      $122           $131         $129
FYE 12/98                      $162           $168         $227

                                 ANNUAL REPORT

  The Company's Annual Report, including financial statements and schedules thereto for the fiscal year ended January 3, 1999 is being forwarded to each shareholder with this proxy statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

                                 OTHER MATTERS

  The Board of Directors has no knowledge of any other matters which shall come before the Annual Meeting. If any other matters shall properly come before the Annual Meeting, the persons named in the proxies will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership with the Securities and Exchange Commission ("SEC") and Nasdaq. Directors, executive officers and greater than ten-percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on a review of the copies of such forms received by the Company and on written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period from December 29, 1997 to January 3, 1999, all filing requirements applicable to its directors, executive officers and greater than ten-percent beneficial owners were met.

                           PROPOSALS OF SHAREHOLDERS

  Any shareholders desiring to submit a proposal for action at the Company's next Annual Meeting of Shareholders and presentation in the Company's Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Secretary of the Company at its principal place of business no later than February 1, 2000 in order to be considered for inclusion in the Company's Proxy Statement relating to that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities and Exchange Act of 1934, Rules and Regulations of the SEC and other laws and regulations to which interested persons should refer.

  On May 21, 1998 the SEC adopted an amendment to Rule 14a-4 as promulgated under the Securities and Exchange Act of 1934, as amended. The amendment to Rule 14a-4(c) (1) governs the Company's use of its discretionary proxy voting authority with respect to a shareholder proposal which is not addressed in the Company's Proxy Statement. The new amendment provides that the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the Proxy Statement, in two situations: (i) if a proponent of a proposal fails to notify the Company at least 45 days prior to the current year's anniversary of the date of the mailing of the prior year's Proxy Statement, or (ii) if the date of the Company's annual meeting has changed by more than thirty (30) days from the prior year, if notice is not received a reasonable time before the Company mails the Proxy Statement for the current year.

  With respect to the Company's 1999 Annual Meeting of Shareholders, the Company has not been provided notice of any shareholder proposals, which such shareholders previously sought to include in the Company's Proxy Statement by June 15, 1999. Therefore, the Company will be allowed to use its voting authority as discussed above.

Submitted by:

Kevin T. Michaels
Vice President, Finance
Chief Financial Officer and Secretary

Dated: August 13, 1999

  COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE PROVIDED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, POWERWAVE TECHNOLOGIES, INC., 2026 MCGAW AVENUE, IRVINE, CALIFORNIA 92614. SHAREHOLDERS CAN ALSO ELECTRONICALLY REQUEST THE ANNUAL REPORT USING THE COMPANY'S INVESTOR RELATIONS PAGE ON ITS WORLDWIDE WEB SITE AT WWW.POWERWAVE.COM. THE COMPANY'S WEB SITE DOES NOT CONSTITUTE PART OF THIS PROXY AND IS NOT REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATIONS BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

                                REVOCABLE PROXY
                          POWERWAVE TECHNOLOGIES, INC.
               ANNUAL MEETING OF SHAREHOLDERS--September 20, 1999

  The undersigned shareholder(s) of Powerwave Technologies, Inc. (the "Company") hereby nominates, constitutes and appoints Bruce C. Edwards and Kevin T. Michaels, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Orange County Airport Hilton, 18800 MacArthur Boulevard, Irvine, California, 92612 on Monday, September 20, 1999 at 10:00 a.m., and any and all adjournments thereof, as fully with the same force and effect as the undersigned might or could do if personally present thereat, as follows:
  1. Election of Directors. Authority to elect the seven (7) persons named in the Notice of Annual Meeting dated August 13, 1999, to the Board of Directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

 [_] FOR all Nominees listed below          [_] WITHHOLD AUTHORITY to vote for all Nominees
     (except as indicated to the contrary       listed below
     below)

Gregory M. Avis, John L. Clendenin, Alfonso G. Cordero, Bruce C. Edwards, David
                 L. George, Eugene L. Goda, Andrew J. Sukawaty

  Instruction:  To withhold authority to vote for any individual Nominee, write that Nominee's name in the space provided below.

                              -------------------

  2. 1996 Stock Incentive Plan. To approve an amendment to the Company's 1996 Stock Incentive Plan to increase the number of shares of Common Stock issuable thereunder from 3,000,000 to 5,000,000.

            [_] FOR              [_] AGAINST             [_] ABSTAIN

  3. Ratification of Appointment of Independent Auditors. To ratify the appointment of Deloitte & Touche LLP as independent auditors.

            [_] FOR              [_] AGAINST             [_] ABSTAIN

  In their discretion, the proxies are authorized to transact such other business as may properly come before the meeting or any adjournment or postponement thereof, including procedural and other matters relating to the conduct of the meeting.

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED
                             PRIOR TO ITS EXERCISE.

   PLEASE SIGN AND DATE BELOW, AND RETURN THIS CARD IN THE ENVELOPE PROVIDED.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSALS 1, 2 AND 3. THE PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED "FOR" THE ELECTION OF THE SEVEN NOMINEES LISTED ON THE REVERSE SIDE AND "FOR" PROPOSALS 2 AND 3 UNLESS OTHERWISE INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS.
                                            -----------------------------------
                                            (Number of Shares)

                                            -----------------------------------
                                            Dated

                                            -----------------------------------
                                            (Please Print Name)

                                            -----------------------------------
                                            (Signature of Shareholder)

                                            -----------------------------------
                                            (Please Print Name)

                                            -----------------------------------
                                            (Please date this Proxy and sign
                                            your name as it appears on your
                                            stock certificates. Executors,
                                            administrators, trustees, etc.,
                                            should give their full titles. All
                                            joint owners should sign.)

 I/We do    do not    expect to attend the Meeting.      Number of Persons